Exhibit 99.1
INVESTOR CONTACT:	Lois Lee
loislee@invacare.com
440-329-6435

INVACARE CORPORATION RECEIVES NOTICE OF NONCOMPLIANCE
WITH NYSE TRADING SHARE PRICE LISTING RULE
Intends to Cure Deficiency and Return to Compliance with NYSE Listing Standard

ELYRIA, Ohio (September 29, 2022) - Invacare Corporation (NYSE: IVC) today announced that it received notice from the New York Stock Exchange (the “NYSE”) that the company is not in compliance with Section 802.01C of the NYSE Listed Company Manual because the average closing price of the company’s Common Shares was less than $1.00 per share over a consecutive 30 trading-day period. The notice does not result in the immediate delisting of the company’s Common Shares from the NYSE.

The company plans to notify the NYSE by October 7, 2022 that the company intends to cure the stock price deficiency and to return to compliance with the NYSE continued listing standard. The company can regain compliance at any time within the six-month period following receipt of the NYSE notice if on the last trading day of any calendar month during the six-month period the company has a closing share price of at least $1.00 and an average closing share price of at least $1.00 over the 30 trading-day period ending on the last trading day of that month. The company intends to consider available alternatives, including, but not limited to, a reverse stock split, subject to shareholder approval no later than at the company’s next annual meeting of shareholders, if necessary to cure the stock price non-compliance. Under the NYSE’s rules, if the company determines that it will cure the stock price deficiency by taking an action that will require shareholder approval at its next annual meeting of shareholders, the price condition will be deemed cured if the price promptly exceeds $1.00 per share, and the price remains above that level for at least the following 30 trading days.

The company’s Common Shares will continue to be listed and trade on the NYSE during this period, subject to the company’s compliance with other NYSE continued listing standards.

About Invacare Corporation

Invacare Corporation is a leading manufacturer and distributor in its markets for medical equipment used in non-acute care settings. At its core, the company designs, manufactures and distributes medical devices that help people to move, breathe, rest and perform essential hygiene. The company provides clinically complex medical device solutions for congenital (e.g., cerebral palsy, muscular dystrophy, spina bifida), acquired (e.g., stroke, spinal cord injury, traumatic brain injury, post-acute recovery, pressure ulcers) and degenerative (e.g., ALS, multiple sclerosis, chronic obstructive pulmonary disease (COPD), elderly, bariatric) ailments. The company's products are important parts of care for people with a wide range of challenges, from those who are active and involved in work or school each day and may need additional mobility or respiratory support, to those who are cared for in residential care settings, at home and in rehabilitation centers. The company sells its products principally to home medical equipment providers with retail and e-commerce channels, residential care operators, distributors and government health services in North America, Europe and Asia/Pacific. For more information about the company and its products, visit Invacare's website at www.invacare.com.

This press release contains forward-looking statements within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that describe future outcomes or expectations that are usually identified by words such as “will,” “should,” “could,” “plan,” “intend,” “expect,” “continue,” “forecast,” “believe,” and “anticipate” and include, for example, statements related to the company’s intention to consider alternatives to cure the NYSE continued listing requirement deficiency; ability to address on-going supply chain challenges; sales and free cash flow trends; the impact of contingency plans and cost containment actions; the company’s liquidity and working capital expectations; the company’s future financial results; and similar statements. Actual results and events may differ significantly from those expressed or anticipated as a result of various risks and uncertainties, including the company’s ability to regain compliance with the continued listing standards of the NYSE within the applicable cure period, the company’s ability to continue to comply with applicable listing standards of the NYSE, the availability and cost to the company of needed products, components or raw materials from the company's suppliers, including delivery delays and production interruptions from pandemic-related supply chain challenges and supplier delivery holds resulting from past due payables; the duration and scope of the COVID-19 pandemic, the pace of resumption of access to healthcare, including clinics and elective care, and loosening of public health restrictions, or any reimposed restrictions on access to healthcare or tightening of public health restrictions, which could impact the demand for the company’s products; global shortages in, or increasing costs for, transportation and logistics services and capacity; actions that governments, businesses and individuals take in response to the pandemic, including mandatory business closures and restrictions on onsite commercial interactions; the impact of the pandemic or political or geopolitical crises, such as Russia's invasion of Ukraine, and actions taken in response, on global and regional economies and economic activity; the pace of recovery when the COVID-19 pandemic subsides; general economic uncertainty in key global markets and a worsening of global economic conditions or low levels of economic growth, including negative conditions attributable to inflationary economic conditions; the effects of steps the company has taken or will take to reduce operating costs; the ability of the company to sustain profitable sales growth, achieve anticipated improvements in segment operating performance, convert high inventory levels to cash or reduce its costs; lack of market acceptance of the company's new product innovations; potential adverse effects of revised product pricing and/or product surcharges on revenues or the demand for the company's products; circumstances or developments that may make the company unable to implement or realize the anticipated benefits, or that may increase the costs, of its current and planned business initiatives, in particular the key elements of its growth plans, such as its new product introductions, commercialization plans, additional investments in demonstration equipment, product distribution strategy in Europe, supply chain actions and global information technology outsourcing and ERP implementation activities; possible adverse effects on the company's liquidity, including (i) the company's ability to address future debt maturities or other obligations, including additional debt that may be incurred in the future or (ii) the company's ability to access the remaining portion of the financing under the July 2022 financing transactions (as discussed in the notes to the condensed consolidated financial statements) in the event of a failure to satisfy one or more of the applicable closing conditions; increases in interest rates or the costs of borrowing; potential limitations on the company’s business activities from obligations in the company’s debt agreements; adverse changes in government and third-party payor reimbursement levels and practices; decreased availability or increased costs of materials which could increase the company's cost of producing or acquiring the company's products, including the adverse impacts of tariffs and increases in commodity costs or freight costs; regulatory proceedings or the company's failure to comply with regulatory requirements or receive regulatory clearance or approval for the company's products or operations; adverse effects of regulatory or governmental inspections of the company's facilities at any time and governmental enforcement actions; exchange rate fluctuations, particularly in light of the relative importance of the company's foreign operations to its overall financial performance; and those other risks and uncertainties expressed in the cautionary statements and risk factors in the company's annual report on Form 10-K, quarterly reports on Form 10-Q and other filings with the Securities and Exchange Commission. The company may not be able to predict and may have little or no control over many factors or events that may influence its future results and, except as required by law, shall have no obligation to update any forward-looking statements.